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                                                                      EXHIBIT 10


                               ADVISORY AGREEMENT
                                    BETWEEN
                        NATIONAL INCOME REALTY TRUST
                                      AND
                         TARRAGON REALTY ADVISORS, INC.

         THIS AGREEMENT dated February 15, 1994, between National Income Realty Trust, a California real estate investment trust (the "Trust"), and Tarragon Realty Advisors, Inc., a New York corporation (the"Advisor").

                                  WITNESSETH:

WHEREAS:

         1. The Trust owns a complex, diversified portfolio of real estate, mortgages and other assets, including affordable and middle income housing complexes, shopping centers, warehouses, office buildings and mortgages.

         2. The Trust has funds available for new investment, primarily in the acquisition of income-producing real estate.

         3. The Advisor and its employees have extensive experience in the administration of real estate assets and the origination, structuring and evaluation of real estate and mortgage investments.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

         1. Duties of the Advisor. Subject to the supervision of the Board of Trustees, the Advisor will be responsible for the day-to-day operations of the Trust and, subject to Section 17 hereof, shall provide such services and activities relating to the assets, operations and business plan of the Trust as may be appropriate, including:

         (a) preparing and submitting an annual budget and business plan for approval by the Board of the Trust (the "Business Plan");

         (b) using its best efforts to present to the Trust a continuing and suitable investment program consistent with the investment policies and objectives of the Trust as set forth in the Business Plan;





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         (c)     using its best efforts to present to the Trust investment
                 opportunities consistent with the Business Plan and such investment program as the Trustees may adopt from time to time;

         (d) furnishing or obtaining and supervising the performance of the ministerial functions in connection with the administration of the day-to-day operations of the Trust including the investment of reserve funds and surplus cash in short-term money market investments;

         (e) serving as the Trust's investment and financial advisor and providing research, economic, and statistical data in connection with the Trust's investments and investment and financial policies;

         (f) on behalf of the Trust, investigating, selecting and conducting relations with borrowers, lenders, mortgators, brokers, investors, builders, developers and others;

         (g) consulting with the Trustees and furnishing the Trustees with advice and recommendations with respect to the making, acquiring (by purchase, investment, exchange, or otherwise), holding, and disposition (through sale, exchange, or otherwise) of investments consistent with the Business Plan of the Trust;

         (h) obtaining for the Trustees such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of the Trust, paying the debts and fulfilling the obligations of the Trust, and handling, prosecuting, and settling any claims of the Trust, including foreclosing and otherwise enforcing mortgage and other liens securing investments;

         (i) obtaining for and at the expense of the Trust such services as may be required for property management, loan disbursements, and other activities relating to the investments of the Trust, provided, however, the compensation for such services shall be agreed to by the Trust and the service provider;

         (j) advising the Trust in connection with public or private sales of shares or other securities of the Trust, or loans to the Trust, but in no event in such a way that the Advisor could be deemed to be acting as a broker dealer or underwriter;

         (k) quarterly, and at any time requested by the Trustees, making reports to the Trustees regarding the Trust's performance to date in relation to the Trust's approved Business Plan and its various components, as well as the Advisor's performance of the foregoing services;





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         (l)     making or providing appraisal reports, where appropriate, on investments or contemplated investments of the Trust;

         (m) assisting in preparation of reports and other documents necessary to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective communications with shareholders of the Trust; and

         (n) doing all things necessary to ensure its ability to render the services contemplated herein, including providing office space and office furnishings and personnel necessary for the performance of the foregoing services as Advisor, all at its own expense, except as otherwise expressly provided for herein.

         2. No Partnership or Joint Venture. The Trust and the Advisor are not partners or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

         3. Records. At all times, the Advisor shall keep proper books of account and records of the Trust's affairs which shall be accessible for inspection by the Trust at any time during ordinary business hours.

         4. Additional Obligations of the Advisor. The Advisor shall refrain from any action (including, without limitation, furnishing or rendering services to tenants of property or managing or operating real property) that would (a) adversely affect the status of the Trust as a real estate investment trust, as defined and limited in Sections 856-860 of the Internal Revenue Code,
(b) violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction over the Trust or over its securities, (c) cause the Trust to be required to register as an investment company under the Investment Company Act of 1940, or (d) otherwise not be permitted by the Declaration of Trust of the Trust.

         5. Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name, and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Trust, under such terms and conditions as the Trustees may approve, provided that no funds in any such account shall be commingled with funds of the Advisor; and the Advisor shall from time to time render appropriate accounting of such collections and payments to the Trustees and to the auditors of the Trust.

         6. Bond. The Advisor shall maintain a fidelity bond with a responsible surety company in such amount as may be required by the Trustees from time to time, covering all directors, officers, employees, and agents of the Advisor handling funds of the Trust and any investment documents or records pertaining to investments of the Trust. Such bond shall inure to the benefit of the Trust in respect to losses of any such property from acts of such directors, officers, employees and agents through theft, embezzlement, fraud, error, or omission or otherwise, the premium for said bond to be at the expense of the Trust.





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         7. Information Furnished Advisor. The Trustees shall have the right to change the Business Plan at any time, effective upon receipt by the Advisor of notice of such change. The Trust shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to the Trust's affairs as the Advisor may from time to time reasonably request.

         8. Consultation and Advice. In addition to the services described above, the Advisor shall consult with the Trustees, and shall, at the request of the Trustees or the officers of the Trust, furnish advice and recommendations with respect to any aspect of the business and affairs of the Trust, including any factors that in the Advisor's best judgment should influence the policies of the Trust.

         9. Annual Business Plan and Budget. No later than January 15th of each year, the Advisor shall submit to the Trustees a written Business Plan for the current Fiscal Year of the Trust. Such Business Plan shall include a twelve-month forecast of operations and cash flow with explicit assumptions and a general plan for asset sales or acquisitions, lending, foreclosure and borrowing activity, other investments or ventures and proposed securities offerings or repurchases or any proposed restructuring of the Trust. To the extent possible, the Business Plan shall set forth the Advisor's recommendations and the basis therefore with respect to all material investments of the Trust. Upon approval by the Board of Trustees, the Advisor shall be authorized to conduct the business of the Trust in accordance with the explicit provisions of the Business Plan. specifically including the borrowing, leasing, maintenance, capital improvements, renovations and sale of investments set forth in the Business Plan. Any transaction or investment not explicitly provided for in the approved Business Plan shall require the prior approval of the Board of Trustees unless made pursuant to authority expressly delegated to the Advisor. Within sixty (60) days of the end of each calendar quarter, the Advisor shall provide the Board of Trustees with a report comparing the Trust's actual performance for such quarter against the Business Plan.

         10. Definitions. As used herein, the following terms shall have the meanings set forth below:

         (a) "Adjusted Funds From Operations" shall mean, for any period of time, funds from operations (as defined by the National Association of Real Estate Investment Trusts) for such period of time plus (i) any loss due to the writedown or sale of any real property or mortgage loan acquired prior to January 1, 1989 and (ii) the amount of advisory fees payable to the Advisor under Article 11 hereof but only to the extent such fees are considered as current expenses in determining profit or loss.





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         (b)     "Affiliate" shall mean, as to any Person, any other Person who owns beneficially, directly or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with such Person or is an officer, retired officer, director, employee, partner, or trustee (excluding non-interested trustees not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person.

         (c) "Appraised Value" shall mean the value of a Real Property according to an appraisal made by an independent qualified appraiser who is a member in good standing of the American Institute of Real Estate Appraisers and is duly licensed to perform such services in accordance with the applicable state law, or, when pertaining to Mortgage Loans, the value of the underlying property as determined by the Advisor.

         (d) "Book Value" of an asset or assets shall mean the value of such asset or assets on the books of the Trust, before provision for amortization, depreciation, depletion or valuation reserves and before deducting any indebtedness or other liability in respect thereof, except that no asset shall be valued at more than its fair market value as determined by the Trustees.

         (e) "Business Plan" shall mean the Trust's investment policies and objectives and the capital and operating budget based thereon, approved by the Board as thereafter modified or amended.

         (f) "Fiscal Year" shall mean any period for which an income tax return is submitted to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

         (g) "Mortgage Loans" shall mean notes, debentures, bonds, and other evidences of indebtedness or obligations, whether negotiable or non-negotiable, and which are secured or collateralized by mortgages, including first, wraparound, construction and development, and junior mortgages.

         (h) "Net Asset Value" shall mean the Book Value of all the assets of the Trust minus all the liabilities of the Trust.

         (i) "Net Income" for any period shall mean the Net Income of the Trust for such period computed in accordance with generally accepted accounting principles after deduction of the Gross Asset Fee, but before deduction of the Net Income Fee, as set forth in Sections 11 (a) and 11 (b), respectively, herein, and inclusive of gain or loss of the sale of assets.





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         (j)     "Net Operating Income" shall mean rental income less property operating expenses.

         (k) "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

         (l) "Real Property" shall mean and include land, rights in land, leasehold interests (including but not limited to interests of a lessor or lessee therein), and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, leasehold interests, and rights in land or interests therein.

         All calculations made pursuant to this Agreement shall be based on statements (which may be unaudited, except as provided herein) prepared on an accrual basis consistent with generally accepted accounting principles, regardless of whether the Trust may also prepare statements on a different basis. All other terms shall have the same meaning as set forth in the Trust's Declaration of Trust and Trustees' Regulations.

         11. Advisory Compensation.

         (a) Base Advisory Fee. Upon execution of this Agreement, the Trust shall pay to the Advisor a Base Advisory Fee of $100,000 for advisory services for the term hereof.

         (b) Incentive Advisory Fee. As an incentive for successful investment and management of the Trust's assets, the Trust shall pay the Advisor a fee equal to 16% per annum of the Trust's Adjusted Funds from Operation for each Fiscal Year or portion thereof for which the Advisor provides services, beginning March 31, 1994. The Incentive Advisory Fee shall be payable monthly in advance based on the Adjusted Funds from Operation for the most recent month for which a monthly financial statement for the Trust has been prepared. The Incentive Advisory Fee shall be cumulative within any Fiscal Year, such that if the Trust has negative Adjusted Funds from Operation in any month, each subsequent payment shall be adjusted to maintain the 16% per annum rate.





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         (c)     Acquisition Commission. For supervising the acquisition,
                 purchase or long term lease of Real Property for the Trust, the Trust shall pay the Advisor an Acquisition Commission equal to 1% of the acquisition cost for each real property acquired during the term hereof, except that no such fee shall be due for any acquisition through or from an affiliate of the Trust or the Advisor, inclusive of commissions, if any, paid to nonaffiliated brokers. The aggregate of each purchase price of each property (including the Acquisition Commissions and all real estate brokerage fees) may not exceed such property's Appraised Value at acquisition.

         (d) Incentive Sales Compensation. To encourage periodic sales of appreciated Real Property at optimum value and to reward the Advisor for improved performance of the Trust's Real Property, the Trust shall pay to the Advisor, on or before the 45th day after the close of each Fiscal Year, an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all Real Property sold by the Trust during such Fiscal Year exceeds the sum of: (i) the cost of each such Real Property as originally recorded in the Trust's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (ii) capital improvements made to such assets during the period owned by the Trust, and (iii) all closing costs, (including real estate commissions) incurred in the sale of such Real Property; provided, however, no incentive fee shall be paid unless (a) such Real Property sold in such Fiscal Year, in the aggregate, has produced an 8% simple annual return on the Trust's net investment including capital improvements, calculated over the Trust's holding period before depreciation and inclusive of operating income and sales consideration and (b) the aggregate Net Operating Income from all Real Property owned by the Trust for all of the prior Fiscal Year and the current Fiscal Year shall be at least 5% higher in the current Fiscal Year than in the prior Fiscal Year.

         (e) Mortgage or Loan Acquisition Fees. For the acquisition or purchase from an unaffiliated party of any existing mortgage or loan by the Trust, the Advisor or an Affiliate is to receive a Mortgage or Loan Acquisition Fee equal to the lesser of (a) 1% of the amount of the mortgage or loan purchased by the Trust or (b) a brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding by the Trust of any mortgage loan.





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         (f)     Mortgage Brokerage and Equity Refinancing Fees. For obtaining loans to the Trust or refinancing on Trust properties, the Advisor or an Affiliate is to receive a Mortgage Brokerage and Equity Refinancing Fee equal to the lesser of (a) 1% of the amount of the loan or the amount refinanced or (b) a brokerage or refinancing fee which is reasonable and fair under the circumstances; provided, however that no such fee shall be paid on loans from the Advisor or an Affiliate without the approval of the Board of Trustees. No fee shall be paid on loan extensions.

         12. Limitation on Third Party Mortgage Placement Fees. The Advisor or any of its Affiliates shall pay to the Trust, one-half of any compensation received by the Advisor or any such Affiliate from third parties with respect to the origination, placement or brokerage of any loan made by the Trust; provided, however, the compensation retained by the Advisor or Affiliate shall not exceed the lesser of (a) 2% of the amount of the loan committed by the Trust or (b) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

         13. Statements. The Advisor shall furnish to the Trust not later than the tenth day of each calendar month, beginning with the second calendar month of the term of this Agreement, a statement showing the computation of the fees, if any, payable in respect to the next preceding calendar month (or, in the case of incentive compensation, for the preceding Fiscal Year, as appropriate) under the Agreement. The final settlement of incentive compensation for each Fiscal Year shall be subject to adjustment in accordance with, and upon completion of, the annual audit of the Trust's financial statements; any payment by the Trust or repayment by the Advisor that shall be indicated to be necessary in accordance therewith shall be made promptly after the completion of such audit and shall be reflected in the audited statements to be published by the Trust.

         14. Compensation for Additional Services. If and to the extent that the Trust shall request the Advisor or any director, officer, partner, or employee of the Advisor to render services for the Trust other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such party and the Trust from time to time. In particular, but without limitation, if the Trust shall request that the Advisor perform property management, leasing, loan disbursement or similar functions, the Trust and the Advisor shall enter into a separate agreement specifying the obligations of the parties and providing for reasonable additional compensation to the Advisor for performing such services.

         15. Expenses of the Advisor. Without regard to the amount of compensation or reimbursement received hereunder by the Advisor, the Advisor shall bear the following expenses:





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         (a)     employment expenses of the personnel employed by the Advisor
                 (including Trustees, officers, and employees of the Trust who are directors, officers, or employees of the Advisor or of any company that controls, is controlled by, or is under common control with the Advisor), including, but not limited to, fees, salaries, wages, payroll taxes, travel expenses, and the cost of employee benefit plans and temporary help expenses except for those personnel expenses described in Sections 16(e) and (p);

         (b) advertising and promotional expenses incurred in seeking investments for the Trust;

         (c) rent, telephone, utilities, office furniture and furnishings, and other office expenses of the Advisor and the Trust, except as any of such expenses relates to an office maintained by the Trust separate from the office of the Advisor, and

         (d) miscellaneous administrative expenses relating to performance by the Advisor of its functions hereunder.

         16. Expenses of the Trust. The Trust shall pay all its expenses not assumed by the Advisor, including without limitation, the following expenses:

         (a)     the cost of money borrowed by the Trust;

         (b) income taxes, taxes and assessments on real property, and all other taxes applicable to the Trust;

         (c) legal, auditing, accounting, underwriting, brokerage, listing, registration and other fees, printing, and engraving and other expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Trust's securities;

         (d) fees, salaries, and expenses paid to officers, and employees of the Trust who are not directors, officers or employees of the Advisor, or of any company that controls, is controlled by, or is under common control with the Advisor;

         (e) expenses directly connected with the origination or purchase of Mortgage Loans and with the acquisition, disposition, and ownership of real estate equity interests or other property (including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance, repair, and property improvement services) and including all compensation, traveling expenses, and other direct costs associated with the Advisor's employees or other personnel engaged in (i) real estate transaction legal services, (ii) internal auditing,
                 (iii) foreclosure and other mortgage finance services, (iv) sale or solicitation for sale of mortgages, (v) engineering and appraisal services, and (vi) transfer agent services;





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         (f)     expenses of maintaining and managing real estate equity
                 interests;

         (g) insurance, as required by the Trustees (including Trustees' liability insurance);

         (h) the expenses of organizing, revising, amending, converting, modifying, or terminating the Trust;

         (i) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Trustees to holders of securities of the Trust;

         (j) all expenses connected with communications to holders of securities of the Trust and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Trust's securities;

         (k) the cost of any accounting, statistical, bookkeeping or computer equipment or computer time necessary for maintaining the books and records of the Trust and for preparing and filing Federal, State and Local tax returns;

         (l) transfer agent's, registrar's, and indenture trustee's fees and charges;

         (m) legal, accounting, investment banking, and auditing fees and expenses charged by independent parties performing these services not otherwise included in clauses (c) and (e) of this
                 Section 16;

         (n) expenses incurred by the Advisor, arising from the sales of Trust properties, including those expenses related to carrying out foreclosure proceedings;

         (o) commercially reasonable fees paid to the Advisor for efforts to liquidate mortgages before maturity, such as the solicitation of offers and negotiation of terms of sale;

         (p) costs and expenses connected with computer services, including but not limited to employee or other personnel compensation, hardware and software costs, and related development and installation costs associated therewith;

         (q) costs and expenses associated with risk management (i.e. insurance relating to the Trust's assets);

         (r)     loan refinancing compensation; and





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         (s)     expenses associated with special services requested by the
                 Trustees pursuant to Section 14 hereof.

         17. Other Activities of Advisor. The Advisor, its officers, directors, or employees or any of its Affiliates may engage in other business activities related to real estate investments or act as advisor to any other person or entity (including another real estate investment trust), including those with investment policies similar to the Trust, and the Advisor and its officers, directors, or employees and any of its Affiliates shall be free from any obligation to present to the Trust any particular investment opportunity that comes to the Advisor or such persons, regardless of whether such opportunity is in accordance with the Trust's Business Plan. However, to minimize any possible conflict, the Advisor shall consider the respective investment objectives of, and the appropriateness of a particular investment to each such entity in determining to which entity a particular investment opportunity should be presented. If appropriate to more than one entity, the Advisor shall present the investment opportunity to the entity that has had sufficient uninvested funds for the longest period of time. The Advisor shall promptly inform the Trust of each real estate acquisition made by the Advisor or any Affiliate.

         18. Limitation on Operating Expenses. To the extent that the operating expenses of the Trust for any Fiscal Year exceeds the limitation set forth in the Trust's Declaration of Trust as amended from time to time, or any similar limitation (if contained) in a successor Declaration of Trust or Certificate of Incorporation, the Advisor shall refund to the Trust such portion of its fees payable hereunder as may be required by such Section.

         19. Term; Termination of Agreement. This Agreement shall continue in force for a period of one year, and, thereafter, it may be renewed from year to year, subject to any required approval of the Shareholders of the Trust and, if any Trustee is an Affiliate of the Advisor, the approval of a majority of the Trustees who are not so affiliated. Notice of renewal shall be given in writing by the Trustees to the Advisor not less than 60 days before the expiration of this Agreement or of any extension thereof. This Agreement may be terminated for any reason without penalty upon 60 days' written notice by the Trust to the Advisor or 120 days' written notice by the Advisor to the Trust, in the former case by the vote of a majority of the Trustees who are not Affiliates of the Advisor or by the vote of holders of a majority of the outstanding shares of the Trust. Notwithstanding the foregoing, however, in the event of any material change in the ownership, control or management of the Advisor, the Trust may terminate this Agreement without penalty and without advance notice to the Advisor.

         20. Amendments. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.





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         21. Assignment. This Agreement shall not be assigned by the Advisor without the prior consent of the Trust. The Trust may terminate this Agreement in the event of its assignment by the Advisor without the prior consent of the Trust. Such an assignment or any other assignment of this Agreement by the Advisor shall bind the assignee hereunder in the same manner as the Advisor is bound hereunder. This Agreement shall not be assignable by the Trust without the consent of the Advisor, except in the case of assignment by the Trust to a corporation, association, trust, or other organization that is a successor to the Trust. Such successor shall be bound hereunder and by the terms of said assignment in the same manner as the Trust is bound hereunder.

         22. Default, Bankruptcy, etc. At the option solely of the Trustees, this Agreement shall be and become terminated immediately upon written notice of termination from the Trustees to the Advisor if any of the following events shall occur:

         (a) If the Advisor shall violate any provision of this Agreement, and after notice of such violation shall not cure such default within 30 days; or

         (b) If the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Advisor for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

         (c) If the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

         The Advisor agrees that if any of the events specified in subsections
(b) and (c) of this Section 22 shall occur, it will give written notice thereof to the Trustees within seven days after the occurrence of such event.

         23. Action Upon Termination. From and after the effective date of termination of this Agreement, pursuant to Sections 19, 21 or 22 hereof, the Advisor shall not be entitled to compensation for further services hereunder but shall be paid all compensation accruing to the date of termination. The Advisor shall forthwith upon such termination:

         (a) pay over to the Trust all monies collected and held for the account of the Trust pursuant to this Agreement;





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         (b)     deliver to the Trustees a full accounting, including a
                 statement showing all payments collected by it and a statement of any monies held by it, covering the period following the date of the last accounting furnished to the Trustees; and

         (c) deliver to the Trustees all property and documents of the Trust then in the custody of the Advisor.

         24. Miscellaneous. The Advisor shall be deemed to be in a fiduciary relationship to the shareholders of the Trust. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Trustees in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor nor any of its shareholders, directors, officers, or employees shall be liable to the Trust, the Trustees, the holders of securities of the Trust or to any successor or assign of the Trust for any losses arising from the operation of the Trust if the Advisor had determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Trust and the liability or loss was not the result of negligence or misconduct by the Advisor. However, in no event will the directors, officers or employees of the Advisor be personally liable for any act or failure to act unless it was the result of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

         25. Notices. Any notice, report, or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses of the parties hereto:

         The Trustees and/or the Trust:
                 National Income Realty Trust
                 645 Madison Avenue
                 Suite 2200
                 New York, New York 10022
                 Attention: President

         The Advisor:
                 Tarragon Realty Advisors, Inc.
                 645 Madison Avenue
                 Suite 2200
                 New York, New York 10022
                 Attention: Executive Vice President and Chief Financial Officer

         Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 25.





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
         26. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

         27. Governing Law. This Agreement has been prepared, negotiated and executed in the State of Texas. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in the State of New York.

         28. Execution. This instrument is executed and made on behalf of the Trust by a Trustee of the Trust, not individually but solely as a Trustee under the Declaration of the Trust, and the obligations under this Agreement are not binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees, or agents of the Trust personally, but bind only the Trust property.

         IN WITNESS WHEREOF, NATIONAL INCOME REALTY TRUST and TARRAGON REALTY ADVISORS, INC., by their duly authorized officers, have signed these presents all as of the day and year first above written.

                                           NATIONAL INCOME REALTY TRUST

                                           By: /s/ WILLIAM S. FRIEDMAN
                                                   William S. Friedman
                                                   President and Trustee


                                           TARRAGON REALTY ADVISORS, INC.

                                           By: /s/ JOHN A. DOYLE
                                                   John A. Doyle
                                                   President





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